UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2011

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	011-12291	54-11263725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100

Arlington, Virginia 22203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (317) 261-8261

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 26, 2011, The AES Corporation (“AES”) issued a press release announcing that Dolphin Subsidiary II, Inc. (“Dolphin Sub II”), a newly formed, wholly-owned special purpose indirect subsidiary of AES, had commenced a private offering of senior notes due 2016 and 2021. A copy of the press release is attached hereto as Exhibit 99.1.

On September 27, 2011, AES issued a press release announcing the pricing of the private offering of senior notes by Dolphin Sub II. The private offering consisted of $450 million aggregate principal amount of 6.50% senior notes due 2016 and $800 million aggregate principal amount of 7.25% senior notes due 2021 (together, the “Notes”). A copy of the press release is attached hereto as Exhibit 99.2.

The Notes were offered only to qualified institutional buyers in reliance upon Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, outside the United States, only to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements under the Securities Act or any state securities laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit

Exhibit Number	Exhibit Description

99.1	Press Release, dated September 26, 2011

99.2	Press Release, dated September 27, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION

Date: September 27, 2011	By:	/s/ Victoria D. Harker
	Name:	Victoria D. Harker
	Title:	Executive Vice President and Chief Financial Officer